Exhibit 99.1

Blucora Announces Second Quarter Results
BELLEVUE, Wash., August 7, 2014 (BUSINESS WIRE) — Blucora, Inc. (NASDAQ: BCOR) today announced financial results for the second quarter ended June 30, 2014.
“We made progress in the second quarter," said Bill Ruckelshaus, President and Chief Executive Officer of Blucora. “We are driving stability at InfoSpace through operational changes and focused execution. We were pleased to welcome Bernard Luthi as the new President of Monoprice, and TaxACT capped a strong season with impressive results and important advancements across our product offerings."
Summary Financial Performance: Q2 2014
($ in millions except per share amounts)

	Q2	Q2
	2014	2013	Change
Revenues	$141.6	$117.2	21%
Search and Content	$79.8	$94.5	(16)%
Tax Preparation	$26.5	$22.7	17%
E-Commerce	$35.3	N/A	N/A
Adjusted EBITDA	$29.8	$29.2	2%
Non-GAAP Net Income	$23.9	$24.6	(3)%
Non-GAAP Diluted EPS	$0.55	$0.58	(5)%
GAAP Net Income	$8.7	$8.4	4%
GAAP Diluted EPS	$0.20	$0.20	—%
See reconciliation of non-GAAP to GAAP measures in table below.
Segment Information
Tax Preparation
Tax preparation segment income for the second quarter of 2014 was $17.2 million or approximately 65 percent of segment revenue for the second quarter 2014.
Search and Content
During the second quarter of 2014, the Company acquired the assets and operations of HowStuffWorks, a trusted digital information resource. As a result, the Company renamed the segment to reflect the addition of HowStuffWorks.
Search and Content segment income for the second quarter of 2014 was $14.0 million or 18 percent of segment revenue for the second quarter 2014.
E-Commerce
E-Commerce segment income for the second quarter of 2014 was $2.4 million or 7 percent of segment revenue for the second quarter 2014.
Corporate Operating Expenses
Unallocated corporate operating expenses for the second quarter of 2014 were $3.8 million, compared to $3.1 million for the second quarter of 2013.

Third Quarter Outlook
For the third quarter of 2014, the Company expects revenues to be between $112.5 million and $122.5 million, Adjusted EBITDA to be between $7.0 million and $10.0 million, Non-GAAP Net Income to be between $3.2 million and $6.0 million, or $0.07 to $0.14 per diluted share, and GAAP Net Loss to be between $6.3 million and $4.2 million, or ($0.15) to ($0.10) per share.
Conference Call and Webcast
A conference call and live webcast will be held today at 2 p.m. Pacific time / 5 p.m. Eastern time during which the Company will further discuss second quarter results and its outlook for the third quarter 2014. The live webcast and supplemental materials are included in a current report on form 8-K filed today and can be accessed in the Investor Relations section of the Blucora corporate website at http://www.blucora.com. A replay of the call will also be available on our website.

About Blucora®
Blucora, Inc. (NASDAQ: BCOR) operates a diverse group of Internet businesses. Its mission is to deliver long-term value to its customers, partners and shareholders through financial discipline, operational expertise, and technology innovation. Recently named one of Fortune® Magazine’s 100 Fastest-Growing Companies, Blucora’s online businesses reach millions of users worldwide every day. Blucora is headquartered in Bellevue, Washington. For more information, please visit www.Blucora.com. Follow and subscribe to Blucora on Twitter, LinkedIn, and YouTube.
Source: Blucora
Blucora Contact:
Stacy Ybarra, 425-709-8127
stacy.ybarra@blucora.com
This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: general economic, industry, and market sector conditions; the timing and extent of market acceptance of developed products and services and related costs; our dependence on companies to distribute our products and services; the ability to successfully integrate acquired businesses; future acquisitions; the successful execution of the Company’s strategic initiatives, technology enhancements, operating plans, and marketing strategies; and the condition of our cash investments. A more detailed description of these and certain other factors that could affect actual results is included in Blucora, Inc.’s most recent Quarterly Report on Form 10-Q and subsequent reports filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Blucora, Inc. undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Blucora, Inc.
Preliminary Condensed Consolidated Statements of Operations
(Unaudited)
(Amounts in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Revenues:
Services revenue	$106,270	$117,181	$285,314	$282,519
Product revenue, net	35,299	—	72,438	—
Total revenues	141,569	117,181	357,752	282,519
Operating expenses:
Cost of revenues:
Services cost of revenue (1)	56,233	69,352	127,526	146,339
Product cost of revenue	23,137	—	48,166	—
Total cost of revenues (2)	79,370	69,352	175,692	146,339
Engineering and technology (2)	4,817	2,508	8,952	5,046
Sales and marketing (2)	22,287	14,695	78,123	53,179
General and administrative (2)	10,425	6,557	19,057	12,941
Depreciation	1,135	524	2,193	1,041
Amortization of intangible assets	5,761	3,168	11,345	6,337
Total operating expenses	123,795	96,804	295,362	224,883
Operating income	17,774	20,377	62,390	57,636
Other loss, net (3)	(3,724)	(6,304)	(7,793)	(7,309)
Income before income taxes	14,050	14,073	54,597	50,327
Income tax expense	(5,313)	(5,667)	(19,873)	(18,313)
Net income	$8,737	$8,406	$34,724	$32,014
Net income per share:
Basic	$0.21	$0.20	$0.83	$0.78
Diluted	$0.20	$0.20	$0.79	$0.75
Weighted average shares outstanding:
Basic	41,570	41,050	41,866	40,981
Diluted	43,084	42,724	43,803	42,657

(1) Includes amortization of acquired intangible assets of $1.9 million and $1.9 million for the three months ended June 30, 2014 and 2013, respectively, and $3.8 million and $3.9 million for the six months ended June 30, 2014 and 2013, respectively.

(2) Stock-based compensation expense was allocated among the following captions (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Cost of revenues	$113	$228	$272	$447
Engineering and technology	315	319	744	572
Sales and marketing	722	526	1,641	1,003
General and administrative	1,808	1,680	3,709	3,216
Total stock-based compensation expense	$2,958	$2,753	$6,366	$5,238

(3) Other loss, net was allocated among the following captions (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Interest income	$(88)	$(109)	$(196)	$(164)
Interest expense	2,764	2,890	5,779	4,038
Amortization of debt issuance costs	284	476	565	583
Accretion of debt discounts	916	949	1,822	1,110
Loss on derivative instrument	—	2,323	—	1,975
Other	(152)	(225)	(177)	(233)
Other loss, net	$3,724	$6,304	$7,793	$7,309

Blucora, Inc.
Preliminary Condensed Consolidated Balance Sheets
(Unaudited)
(Amounts in thousands)

	June 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$69,764	$130,225
Available-for-sale investments	208,856	203,480
Accounts receivable, net	35,680	48,081
Other receivables	3,915	8,292
Inventories	30,564	28,826
Prepaid expenses and other current assets, net	8,656	9,774
Total current assets	357,435	428,678
Property and equipment, net	16,330	16,108
Goodwill	364,054	348,957
Other intangible assets, net	188,323	178,064
Other long-term assets	5,575	6,223
Total assets	$931,717	$978,030
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$43,257	$61,268
Accrued expenses and other current liabilities	23,714	31,109
Deferred revenue	5,880	7,510
Short-term portion of long-term debt, net	7,912	7,903
Convertible senior notes, net (1)	—	181,583
Total current liabilities	80,763	289,373
Long-term liabilities:
Long-term debt, net	57,242	113,193
Convertible senior notes, net (1)	183,347	—
Deferred tax liability, net	38,443	56,861
Deferred revenue	2,889	1,814
Other long-term liabilities	2,669	2,719
Total long-term liabilities	284,590	174,587
Total liabilities	365,353	463,960

Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	1,481,523	1,466,043
Accumulated deficit	(917,253)	(951,977)
Accumulated other comprehensive income	2,090	—
Total stockholders’ equity	566,364	514,070
Total liabilities and stockholders’ equity	$931,717	$978,030

(1) The convertibility of the Notes is determined at the end of each reporting period. If the Notes are determined to be convertible, they remain convertible until the end of the subsequent quarter and are classified in “Current liabilities”; otherwise, they are classified in “Long-term liabilities.” Depending upon the price of our common stock or the trading price of the Notes within the reporting period, the Notes could be convertible during one reporting period but not convertible during a comparable reporting period.

Blucora, Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Amounts in thousands)

	Six months ended June 30,
	2014	2013
Operating Activities:
Net income	$34,724	$32,014
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	6,366	5,238
Depreciation and amortization of intangible assets	17,920	12,197
Excess tax benefits from stock-based award activity	(34,369)	(27,036)
Deferred income taxes	(18,172)	(10,632)
Amortization of premium on investments, net	2,221	1,311
Amortization of debt issuance costs	565	583
Accretion of debt discounts	1,822	1,110
Loss on derivative instrument	—	1,975
Other	57	237
Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable	12,347	(591)
Other receivables	4,362	(180)
Inventories	(1,738)	—
Prepaid expenses and other current assets	874	4,383
Other long-term assets	48	(94)
Accounts payable	(18,011)	(2,641)
Deferred revenue	(555)	1,088
Accrued expenses and other current and long-term liabilities	26,789	30,214
Net cash provided by operating activities	35,250	49,176
Investing Activities:
Business acquisition, net of cash acquired	(44,927)	—
Purchases of property and equipment	(2,859)	(2,047)
Change in restricted cash	—	287
Equity investment in privately-held company	—	(4,000)
Proceeds from sales of investments	21,546	8,710
Proceeds from maturities of investments	121,496	53,398
Purchases of investments	(144,049)	(167,434)
Net cash used by investing activities	(48,793)	(111,086)
Financing Activities:
Proceeds from issuance of convertible notes, net of debt issuance costs of $6,432	—	194,818
Proceeds from credit facilities	4,000	—
Repayment of credit facilities	(60,000)	(10,000)
Stock repurchases	(25,785)	(1,051)
Excess tax benefits from stock-based award activity	34,369	27,036
Proceeds from stock option exercises	1,746	1,244
Proceeds from issuance of stock through employee stock purchase plan	665	461
Tax payments from shares withheld upon vesting of restricted stock units	(1,913)	(1,442)
Net cash provided (used) by financing activities	(46,918)	211,066
Net increase (decrease) in cash and cash equivalents	(60,461)	149,156
Cash and cash equivalents, beginning of period	130,225	68,278
Cash and cash equivalents, end of period	$69,764	$217,434

Blucora, Inc.
Preliminary Segment Information
(Unaudited)
(Amounts in thousands)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Revenues:
Search and Content	$79,818	$94,497	$186,583	$195,098
Tax Preparation	26,452	22,684	98,731	87,421
E-Commerce	35,299	—	72,438	—
Total revenues	141,569	117,181	357,752	282,519
Operating income:
Search and Content	14,032	17,912	33,262	36,182
Tax Preparation	17,211	14,438	54,613	45,222
E-Commerce	2,378	—	5,856	—
Corporate-level activity (1)	(15,847)	(11,973)	(31,341)	(23,768)
Total operating income	17,774	20,377	62,390	57,636
Other loss, net	(3,724)	(6,304)	(7,793)	(7,309)
Income tax expense	(5,313)	(5,667)	(19,873)	(18,313)
Net income	$8,737	$8,406	$34,724	$32,014

(1) Corporate-level activity included the following (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Operating expenses	$3,833	$3,135	$7,055	$6,333
Stock-based compensation	2,958	2,753	6,366	5,238
Depreciation	1,414	990	2,809	1,993
Amortization of intangible assets	7,642	5,095	15,111	10,204
Total corporate-level activity	$15,847	$11,973	$31,341	$23,768

Blucora, Inc.
Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures

Preliminary Adjusted EBITDA Reconciliation (1)
(Unaudited)
(Amounts in thousands)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Net income (2)	$8,737	$8,406	$34,724	$32,014
Stock-based compensation	2,958	2,753	6,366	5,238
Depreciation and amortization of intangible assets	9,056	6,085	17,920	12,197
Other loss, net (3)	3,724	6,304	7,793	7,309
Income tax expense	5,313	5,667	19,873	18,313
Adjusted EBITDA	$29,788	$29,215	$86,676	$75,071

Preliminary Non-GAAP Net Income Reconciliation (1)
(Unaudited)
(Amounts in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Net income (2)	$8,737	$8,406	$34,724	$32,014
Stock-based compensation	2,958	2,753	6,366	5,238
Amortization of acquired intangible assets	7,642	5,095	15,111	10,204
Accretion of debt discount on Convertible Senior Notes	890	841	1,764	973
Loss on derivative instrument	—	2,323	—	1,975
Cash tax impact of adjustments to GAAP net income	(197)	(17)	(251)	(180)
Non-cash income tax expense (1)	3,878	5,231	16,197	16,405
Non-GAAP net income	$23,908	$24,632	$73,911	$66,629

Per diluted share:
Net income	$0.20	$0.20	$0.79	$0.75
Stock-based compensation	0.07	0.07	0.15	0.12
Amortization of acquired intangible assets	0.17	0.12	0.34	0.24
Accretion of debt discount on Convertible Senior Notes	0.02	0.02	0.04	0.02
Loss on derivative instrument	—	0.05	—	0.05
Cash tax impact of adjustments to GAAP net income	(0.00)	(0.00)	(0.00)	(0.00)
Non-cash income tax expense	0.09	0.12	0.37	0.38
Non-GAAP net income per share	$0.55	$0.58	$1.69	$1.56
Weighted average shares outstanding used in computing diluted non-GAAP net income per share and its components	43,084	42,724	43,803	42,657

Preliminary Adjusted EBITDA Reconciliation for Forward-Looking Guidance
(Amounts in thousands)

	Ranges for the three months ending
	September 30, 2014
Net loss	$(6,300)	$(4,200)
Stock-based compensation	3,500	3,300
Depreciation and amortization of intangible assets	9,500	9,400
Other loss, net (3)	3,900	3,900
Income tax benefit	(3,600)	(2,400)
Adjusted EBITDA	$7,000	$10,000

Preliminary Non-GAAP Net Income Reconciliation for Forward-Looking Guidance
(Amounts in thousands)

	Ranges for the three months ending
	September 30, 2014
Net loss	$(6,300)	$(4,200)
Stock-based compensation	3,500	3,300
Amortization of acquired intangible assets	8,000	8,000
Accretion of debt discount on Convertible Senior Notes	900	900
Non-cash income tax benefit	(2,900)	(2,000)
Non-GAAP net income	$3,200	$6,000

Notes to Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures:

(1) We define Adjusted EBITDA as net income, determined in accordance with the accounting principles generally accepted in the United States of America (“GAAP”), excluding the effects of income taxes, depreciation, amortization of intangible assets, stock-based compensation, and other loss, net (as described in note (3) below).

We believe that Adjusted EBITDA provides meaningful supplemental information regarding our performance. We use this non-GAAP financial measure for internal management and compensation purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. We believe that Adjusted EBITDA is a common measure used by investors and analysts to evaluate our performance, that it provides a more complete understanding of the results of operations and trends affecting our business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure. Items excluded from Adjusted EBITDA are significant and necessary components to the operations of our business and, therefore, Adjusted EBITDA should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income. Other companies may calculate Adjusted EBITDA differently and, therefore, our Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

We define non-GAAP net income as net income, determined in accordance with GAAP, excluding the effects of stock-based compensation, amortization of acquired intangible assets, accretion of debt discount on the Convertible Senior Notes, loss on debt extinguishment and modification expense, gains or losses on derivative instrument, other- than-temporary impairment losses on equity investments, the related cash tax impact of those adjustments, and non-cash income taxes. We exclude the non-cash portion of income tax expense because of our ability to offset a substantial portion of our cash tax liabilities by using deferred tax assets, which consist primarily of U.S. federal net operating losses. The majority of these deferred tax assets will expire, if unutilized, between 2020 and 2024.

We believe that non-GAAP net income and non-GAAP net income per share provide meaningful supplemental information to management, investors, and analysts regarding our performance and the valuation of our business by excluding items in the statement of operations that we do not consider part of our ongoing operations or have not been, or are not expected to be, settled in cash. Additionally, we believe that non-GAAP net income and non-GAAP net income per share are common measures used by investors and analysts to evaluate our performance and the valuation of our business. Non-GAAP net income should be evaluated in light of our financial results prepared in accordance with GAAP and should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income. Other companies may calculate non-GAAP net income differently, and, therefore, our non-GAAP net income may not be comparable to similarly titled measures of other companies.

(2) As presented in the Preliminary Condensed Consolidated Statements of Operations (unaudited).

(3) Other loss, net primarily includes items such as interest income, interest expense, amortization of debt issuance costs, accretion of debt discounts, loss on debt extinguishment and modification expense, gains or losses on derivative instrument, other-than-temporary impairment losses on equity investments, and adjustments to the fair values of contingent liabilities related to business combinations.